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                                                                   EXHIBIT 10.53


                         AMENDMENT TO WARRANT AGREEMENT

         THIS AMENDMENT TO WARRANT AGREEMENT ("Amendment") is made as of December 6, 2001, between SOMANETICS CORPORATION, a Michigan Corporation (the "Company"), and BREAN MURRAY & CO., INC. (the "Representative").

                                    RECITALS

         A. The Company and the Representative entered into a Warrant Agreement, dated as of April 9, 2001 (the "Agreement"), pursuant to which the Company issued a Warrant (the "Warrant") to purchase 25,000 of its Common Shares, par value $0.01 per share ("Common Shares"), at $2.10 a share to the Representative.

         B. The Company and the Representative desire to amend the Agreement, to restate the provisions that protect against certain dilutive events.

         THEREFORE, the Company and the Representative agree as follows:

         1. INTRODUCTORY PARAGRAPH. The last two sentences of the introductory paragraph of the Agreement are amended and restated to read as follows: "The Aggregate Warrant Price is not subject to adjustment, except as otherwise provided in subsection III(j). The Per Share Warrant Price and the number of Warrant Shares are subject to adjustment as hereinafter provided."

         2. AMENDMENT TO DILUTIVE EVENTS PROVISION. Section III of the Agreement is amended and restated to read as follows:

         "III. Adjustments of Exercise Price and Number of Shares. The Per Share Warrant Price and the number and kind of securities issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:"

                  "A. If the Company (i) declares a dividend on its Common Stock in Common Stock or makes a distribution to all holders of its Common Stock in Common Stock without charge to such holders, (ii) subdivides its outstanding Common Stock, (iii) combines its outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of its Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity, but excluding those referred to in paragraph (b) below), the number and kind of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which such Holder would have owned or have been entitled to receive



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                  after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event."

         "B. If the Company issues rights, options or warrants to all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or to purchase Common Stock at a price per share lower than the then current Market Price per share of Common Stock at the record date mentioned below (as defined in paragraph (d) below), the Holders of unexercised Warrants as of such record date, upon exercise of such Warrants, shall receive the same rights, options or warrants which such Holder would have received or have been entitled to receive after such issuance, had such Warrants been exercised immediately prior to such issuance or any record date with respect thereto. Such adjustment shall be made whenever such rights, options or warrants are issued as described above, and shall become effective retroactively to immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants."

         "C. If the Company distributes to all holders of its Common Stock, without any charge to such holders, shares of its stock other than Common Stock or evidences of its indebtedness or assets (excluding cash dividends and dividends or distributions referred to in paragraph (a) or (b) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in paragraph (a) or (b) above), then in each case the Holders of unexercised Warrants as of the record date mentioned below, upon exercise of such warrants, shall receive the same distribution which such Holder would have received or have been entitled to receive after such distribution, had such Warrants been exercised immediately prior to such distribution or any record date with respect thereto. Such adjustment shall be made whenever any such distribution is made as described above, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of shareholders entitled to receive such distribution."




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         "D.      For the purpose of any computation under paragraph (b) of this
                  Section III, the current "Market Price" per share of Common Stock at any date shall be the average of the daily closing prices for fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Stock on The Nasdaq National or SmallCap Market or any comparable system, or if the Common Stock is not listed on The Nasdaq Stock Market or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose."

         "E. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment but not later than three (3) years after the happening of the specified event or events. All calculations shall be made to the nearest one thousandth of a share."

         "F. Whenever the number of Warrant Shares purchasable upon exercise of this Warrant is adjusted, as herein provided, the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter."


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         "G.      For the purpose of this Section III, the term "Common Stock"
                  shall mean (i) the class of stock designated as the common shares of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. If at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders become entitled to purchase any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Per Share Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (f), inclusive, and paragraphs (h) through (m), inclusive, of this Section III, and the provisions of Sections I, II, IV, and V hereof, with respect to the Warrant Shares, shall apply on like terms to any such other shares."

         "H. Upon the expiration of any rights, options, warrants or conversion rights or exchange privileges that caused adjustments under this Section III, such adjustments with respect to any Warrants that have not been exercised shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had such rights, options, warrants or conversion rights or exchange privileges never existed."

         "I. The Company may, at its option at any time during the term of the Warrants, reduce the then current Per Share Warrant Price to any amount deemed appropriate by the Board of Directors of the Company."

         "J. Whenever the number of Warrant Shares issuable upon the exercise of this Warrant or the Per Share Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class-mail, postage prepaid, to each Holder notice of such adjustment or adjustments. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the Holder to whom the Company failed to mail such notice or whose notice was defective. A certificate of an officer of the Company, on behalf of the Company, that such notice has been mailed shall be prima facie evidence of the facts stated therein. After any such adjustment, the



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                  Company shall prepare a certificate setting forth the number of Warrant Shares issuable upon the exercise of this Warrant and the Per Share Warrant Price of such Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment. Such certificate shall, except as provided below, be conclusive as to the correctness of such adjustment and each Holder shall have the right to inspect such certificate during reasonable business hours. Any determination as to whether an adjustment is required pursuant to this Section III, or as to the amount of any such adjustment, shall be initially made in good faith by the Board of Directors of the Company. If the Holders of a majority of the then outstanding Warrants shall, in the exercise of their discretion, object to such determination, the amount of such adjustment shall be made by an independent accounting or investment banking firm selected by the Holders of a majority of the then outstanding Warrants and reasonably acceptable to the Company."

         "K. Except as provided in this Section III, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant."

         "L. If the Company consolidates with or merges into another corporation or if the Company sells or conveys all or substantially all its property to another corporation, or if the Company enters into a statutory share exchange with another Company pursuant to which its Common Stock is exchanged for, or changed into, securities or property of another Company, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Holder shall have the right thereafter upon payment of the Aggregate Warrant Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and other securities and property (including cash) which such Holder would have owned or been entitled to receive after the happening of the consolidation, merger, sale, conveyance or share exchange had such Warrant been exercised immediately prior to such action. The provisions of this paragraph (1) shall apply to successive consolidations, mergers, sales, conveyances or share exchanges."

         "M. Notwithstanding any adjustment in the Per Share Warrant Price or the number or kind of shares purchasable upon the exercise inches wide, 8 inches high, and 8 inches deep and weighs of the




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                  Warrants, certificates for Warrants issued prior or
                  subsequent to such adjustment may continue to express the same price and number and kind of shares as are initially issuable."

         3. AGREEMENT, AS AMENDED, CONTINUES. Except as modified by this Amendment, the Agreement shall continue in full force according to its terms and is hereby ratified.

         IN WITNESS WHEREOF, the Company and the Representative have executed this Amendment as of the date set forth in the introductory paragraph of this Amendment.

                                    SOMANETICS CORPORATION

                                    By: /s/
                                        ----------------------------------------

                                             Its:
                                                   -----------------------------

                                    BREAN MURRAY & CO., INC.

                                    By:  /s/
                                         ---------------------------------------

                                             Its:
                                                   -----------------------------


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